                                                                    EXHIBIT 10.3

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as **. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


                               LICENSE AGREEMENT
                               -----------------

          THIS AGREEMENT is made and is effective this 5/th/ day of November 1997 (the "Effective Date") by and between:

          ADOLOR CORPORATION, a Delaware corporation, having its principal place of business at 371 Phoenixville Pike, Malvern, Pennsylvania ("ADOLOR") and

          KWANG DONG PHARMACEUTICAL COMPANY, LTD., a Korean corporation, having its principal office at 212-13, Kuro-dong, Kuro-ku, Seoul, South Korea ("K WANG DONG").

                                   RECITALS
                                   --------

          1. KWANG DONG is engaged, inter alia, in the development, manufacture and sale of pharmaceuticals in the Republic of South Korea.

          2. ADOLOR is engaged, inter alia, in the research, development, and sale of pharmaceuticals directed to pain management.

          3. ADOLOR has received an exclusive license for certain patents and patent applications related to ADL 2-1294 from the Regents of the University of California.

          4. ADOLOR has certain intellectual property related to ADL 2-1294 and its topical use as an anti-hyperalgesic.

          5. The parties wish to enter into this Agreement to provide license of ADOLOR's topical anti-hyperalgesic ADL 2-1294 to KWANG DONG.

          NOW THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth the parties agree to be legally bound as follows:


ARTICLE I           DEFINITIONS
                    -----------

Section 1.1. "FDA" shall mean the United States Food and Drug Administration or such other agency or instrumentality of the United States to which the responsibilities and authority of the FDA are given or delegated from time to time, and the foreign equivalents thereof.

Section 1.2. "Field" shall mean topical use on skin in humans for anti-hyperalgesia, alone or in combination with other topical products. The Field shall not include the use for dental, ophthalmic, mucosal, parental, injectable, vaginal, and oral administration.

Section 1.3. "Formulation" shall mean the topical formulation of ADL 2-1294 for use in the Field provided by ADOLOR which is the subject of FDA submissions.

Section 1.4. "Know-How" shall mean Technology, patented or not, discovered or developed by ADOLOR prior to or during the term of this Agreement, which is pertinent to the manufacture, sale, or use of the Licensed Product and anti-hyperalgesics.

Section 1.5. "Licensed Patent" shall mean International Patent Application PCT/US96/14727, filed September 12, 1996, and corresponding patent applications and patents in the Territory.

Section 1.6. "Licensed Product" shall mean a composition containing ADL 2-1294 adapted for use in the Field. Licensed Product shall be deemed to embody Know-How.

Section 1.7. "Net Sales" shall mean total gross sales of Licensed Products sold by KWANG DONG to unrelated third parties less, on a Licensed Product by Licensed Product basis: quantity or cash discount allowed or paid by KWANG DONG; credits or allowances given or made on account of returns or rejections of previously delivered Licensed Products; rebates; insurance premium on sales and sales or excise taxes.

Section 1.8. "NDA shall mean a new drug application as filed with the FDA or the foreign equivalent thereof.

Section 1.9. "Technology" shall mean ADOLOR's confidential know-how, processes, instruments, machines, materials, compositions, test procedures, manufacturing procedures, techniques, formulations, methodologies, data and information.

Section 1.10. "Territory" shall mean Republic of South Korea, People's Republic of North Korea, or any subsequent unification of those countries.

ARTICLE II          LICENSES AND RIGHTS
                    -------------------

Section 2.1.   Licenses and Rights.
               -------------------

(a) ADOLOR grants to KWANG DONG an exclusive license under Licensed Patents to use and sell Licensed Product in the Territory in the Field, without the right to sublicense outside of the Territory.

(b) ADOLOR grants. to KWANG DONG an exclusive license under this Agreement for Know-How and Licensed Patent for the manufacture of Licensed Product in the Republic of South Korea for sale or use in the Territory. KWANG DONG shall not manufacture Licensed Product in any country or territory other than the Territory. KWANG DONG shall not directly or indirectly export, sell, or offer for sale Licensed Product outside the Territory.

(c) During the term of this Agreement, KWANG DONG shall not work with any party other than ADOLOR on the development or use of topical anti-hyperalgesic products or any composition which contains ADL 2-1294.

(d) KWANG DONG may sublicense the right to sell Licensed Product only in the Territory, provided however, that Adolor shall have the right to approve the sublicense, such approval shall not be unreasonably withheld or delayed. Any sublicensee shall comply with all provisions of this Agreement.

(e) Other routes of administration for Licensed Product in dental, ophthalmic, mucosal, parenteral, injectable, vaginal and oral forms are presently not available. Should ADOLOR develop new routes of administration, ADOLOR shall offer KWANG DONG the right of first refusal to acquire a license under ADOLOR's intellectual property for the new route of administration in the Territory. If ADOLOR develops a new route of administration, ADOLOR will notify KWANG DONG in writing and KWANG DONG shall have thirty (30) days from the receipt of written notice to provide ADOLOR with written notification of KWANG DONG's interest in obtaining the license for the new field. ADOLOR and KWANG DONG shall negotiate in good faith for sixty (60) days to reach an agreement on the terms of the license. If ADOLOR and KWANG DONG are unable to reach an agreement, ADOLOR may enter into an agreement with a third party, provided the terms offered by the third party are more favorable to ADOLOR than the terms offered by KWANG DONG.

ARTICLE III         INITIATION AND INFORMATION TRANSFER
                    -----------------------------------

Section 3.1.   Technology Transfer
               -------------------

(a) Following the Effective Date, the parties shall meet at ADOLOR's offices, and ADOLOR shall provide detailed data and information related to the Formulation including copies of ADOLOR's FDA filings. All data and information shall be provided in English.

(b) ADOLOR shall supply copies of all its patents and patent applications which are related to the Licensed Product.

(c) At KWANG DONG's request, ADOLOR shall make it's scientists and technical personnel available at the offices of KWANG DONG not to exceed two times each year of this Agreement not to exceed ten (10) man days in total at no cost to KWANG DONG. If KWANG DONG requires additional assistance, ADOLOR will use reasonable efforts to provide it provided that such request is reasonable in ADOLOR's opinion.

ARTICLE IV          PRODUCT DEVELOPMENT
                    -------------------

Section 4.1.   Overview.
               --------

     During the term of this Agreement, KWANG DONG shall use its best efforts to obtain regulatory approval and to commercialize the Licensed Product in the Field in the Territory. KWANG DONG is solely responsible for the expeditious development of the

     Licensed Product in the Territory. There will be quarterly meetings alternating between ADOLOR's offices and KWANG DONG's offices to exchange data. ADOLOR will review KWANG DONG's clinical development program including any necessary clinical protocols and agree to recommend modifications or improvements; however, KWANG DONG shall be solely responsible for the design of its clinical development program.

Section 4.2.   Communication.
               -------------

     From time to time, but at least within 45 days after the end of each quarter, KWANG DONG shall provide ADOLOR with a detailed written report of KWANG DONG's progress in commercially developing the Licensed Product.
     Such reports shall include, among other information, details of KWANG DONG' s Formulations of Licensed Product, all test results and clinical results, and documentation of any adverse reactions. All adverse reactions which are reportable to the FDA shall be provided to ADOLOR within 24 hours. Prior to the approval of Licensed Product by the U.S. FDA, ADOLOR agrees to provide quarterly progress reports to KWANG DONG on the progress of its clinical development program for Licensed Product

Section 4.3.   Filing Requirements
               -------------------

     KWANG DONG has the responsibility for and shall bear the expense of obtaining all approvals of the relevant governmental agencies in the Territory including the Republic of Koreas Ministry of Health and Welfare ("MOHW") in order to implement the provisions of this Agreement. Following approval of an NDA for Licensed Product in United States or another major market such as United Kingdom, Germany or Japan, KWANG DONG will use its best efforts to file the Korean equivalent of an NDA with MOHW.

ARTICLE V           MANUFACTURE AND SUPPLY
                    ----------------------

Section 5.1.   Formulation Supply
               ------------------

(a) During the development of the Licensed Product ADOLOR shall supply KWANG DONG with reasonable amounts of Formulation within ADOLOR's ability to produce at ADOLOR's fully allocated cost, but with no profit; provided,
                                                                   ---------
     however, that KWANG DONG shall use such Formulation solely for obtaining
     -------
     regulatory approval and shall not sell the Formulation.

(b) ADOLOR agrees to provide three (3) percent of the quantity of bulk Formulation sold by KWANG DONG in the Territory in the first year immediately following the first commercial sale of Licensed Product at no cost to KWANG DONG.

Section 5.2.   ADL2-1294 Supply
               ----------------

     During the term of this Agreement KWANG DONG shall purchase the bulk Formulation of ADL2-1294 or Licensed Product from ADOLOR or ADOLOR's designee provided that the price, quality and service are competitive. The supply of ADL2-1294 shall be the subject of a separate agreement in accordance with this Section 5.2. In the event KWANG DONG can demonstrate that Formulation from ADOLOR or ADOLOR's designee is not competitive, then KWANG DONG shall under this Agreement have the right to manufacture Licensed Product in the Republic of South Korea for use in the Territory. However, the parties agree that ADOLOR or ADOLOR's designee will manufacture the Licensed Product or a portion thereof, and will negotiate in good faith a separate supply agreement.

Section 5.3.   Non-transfer
               ------------

     KWANG DONG shall not transfer or disclose to any third parties Know How or Technology directed to or related to the manufacture or preparation of Licensed Product including the Formulation.

ARTICLE VI          SALES
                    -----

Section 6.1.   Sales Efforts.
               -------------

(a) KWANG DONG agrees to launch the marketing and sales of the Licensed Product in the Territory within three (3) months of obtaining government regulatory approval for the reimbursement pricing for Licensed Product.

(b) KWANG DONG shall use its best efforts to market and sell the Licensed Product in the Territory.

Section 6.2.   Termination of License.
               ----------------------

     Notwithstanding any other provision of this Agreement, if KWANG DONG has not made a commercial sale of a Licensed Product within three (3) years of FDA approval, ADOLOR shall have the right to terminate this Agreement if the cause of such delay is not directly attributable to ADOLOR'S failure to perform its obligations under this Agreement.

ARTICLE VII         PAYMENTS AND ROYALTIES; REPORTS; RECORDS
                    ----------------------------------------

Section 7.1.   Milestones and Payments.
               -----------------------

     As partial consideration for the license granted in this Agreement, certain payments shall be made by KWANG DONG upon reaching identified milestones, provided, that such payment shall be made after the execution of this
     Agreement:

     (i) within thirty (30) days following KWANG DONG's receipt of a written notice that ADOLOR has successfully completed the Phase II clinical trials in a major pharmaceutical market, KWANG DONG shall pay ADOLOR U.S.$400,000; provided, however, that such milestone payment shall
                          -----------------
            be reduced by five percent (5%) if Phase II completion occurs after July 17th, 1999 and on or before October

            16th, 1999; or by 10% if Phase II completion occurs after October 16th, 1999 and on or before April 15, 2000; or by twenty percent (20%) in the event Phase II completion occurs after April 15, 2000.

     (ii) within thirty (30) days following receipt of a written notice that the U.S. FDA or its counterpart in any other major pharmaceutical market approved the sale of Licensed Product, KWANG DONG shall pay ADOLOR U.S. $400,000; provided, however, that such milestone payment
                                  -----------------
            shall be reduced by ten percent (10%) in the event such NDA approval is granted after September 30, 2001 and on or before December 31, 2001; or by twenty percent (20%) in the event such NDA approval is granted after December 31, 2001 and on or before June 30, 2002; or by forty percent (40%) in the event such NDA approval is granted after June 30, 2002.

     (iii) Notwithstanding the provision of Section 7.1(i), in the event an NDA is approved in any major pharmaceutical market on or before June 30, 2001 and the milestone payment pursuant to Section 7.1 (i) above was
                 ---
            reduced, then, the amount of any such reduction or reductions shall be paid to ADOLOR concurrent with the milestone payment due under
            Section 7.1 (ii).

Section 7.2.   Royalties.
               ---------

(a) KWANG DONG shall pay to ADOLOR a running royalty, in the Territory, with respect to the sale of the Licensed Products whose composition, manufacture or use is covered by a Licensed Patent, for a term that shall continue until the expiration of the last to expire licensed patent covering ADL 2-1294, equal to:

     (i)    ** percent (**) of the annual Net Sales of the

first ** Won except that such royalty rate shall be ** percent (**%) and ** percent (**%) in the first and second consecutive twelve month periods following the first commercial sales of Licensed product by KWANG DONG respectively under this Agreement;

     (ii) ** percent (**%) of the annual Net Sales of greater than ** Won up to ** Won; and

     (iii)  ** percent (**%) of the annual Net Sales greater than **
            Won.

(b) ADOLOR's right to royalties accrues upon the sale of Licensed Products by KWANG DONG. Licensed Products shall be deemed sold when invoiced or shipped, whichever occurs earlier.

Section 7.3.   Reports.
               -------

     Within forty-five (45) days after the end of each calendar quarter (whether or not, a royalty payment is due for that period), KWANG DONG shall provide ADOLOR with a written statement with respect to such period specifying the gross sales of Licensed Product in the Territory, the calculation of Net Sales, the Net Sales of Licensed Product

**=Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     during the period; and the amount of any royalty due, if any. KWANG DONG. shall provide the basis for its calculations of Net Sales.

Section 7.4.   Records.
               -------

(a) KWANG DONG shall keep complete and accurate records pertaining to the formulation, manufacture, use and sale of Licensed Products appropriate to determine royalties payable under Section 7.2 of this Agreement.

(b) At the request and expense of ADOLOR, upon KWANG DONG's prior written approval, which shall not be unreasonably withheld or delayed, an independent certified accountant selected by ADOLOR shall have access, at KWANG DONG's principal place of business in Seoul, South Korea during ordinary business hours, to such records maintained by KWANG DONG in relation to the sale or sales of Licensed Products or Formulations pursuant to this Agreement as may be necessary to:

     (i) Determine with respect to any of the three (3) preceding years the correctness of any report or payment made under this Agreement; or

     (ii) Obtain information as to the royalty payable in the case of KWANG DONG's failure to report or pay pursuant to this Agreement. The accountant shall not disclose to ADOLOR or any third parties any information relating to the business of KWANG DONG other than information relating solely to the accuracy of the reports and payments under this Agreement. If the accountant determines that KWANG DONG has under-reported the royalties due ADOLOR, then the additional royalties due shall within ten (10) days be paid by KWANG DONG to ADOLOR along with liquidated damages of one and one-half percent (1.5%) per month for the under-reported amount. In the event the under-reported amount for any calendar year exceeds five percent (5%), then KWANG DONG shall reimburse ADOLOR for the professional fees and expenses of the accountant.

Section 7.5.   Payment of Royalty.
               ------------------

(a) KWANG DONG shall make quarterly royalty payments due under Section 7.2 for sales of the Licensed Product. Within forty-five (45) days following the end of a fiscal quarter KWANG DONG shall submit the quarterly report due under Section 7.3.

(b) Any royalty due hereunder shall be paid in United States funds collectible at par in New York, New York, USA. For the purposes of computing the royalty on Net Sales of Licensed Product hereunder, royalty shall first be determined in the foreign funds in which sold (herein called "Selling Funds") and then converted into its equivalent of the United States funds at the selling rate as it appears in the "Currency Rates in New York" section of the Asian Wall Street Journal for the last day of each calendar month with report due to U.S. in under Section 7.3 with a Letter of Credit for the amount of the royalty payment due. The Letter of Credit shall be irrevocable, payable in 120 days from the end of the quarter on demand/sight to ADOLOR.

(c) Any sum required under the laws of any governmental authority to be withheld by KWANG DONG from payment for the account of ADOLOR including payments under Section 7.1 and royalties under Section 7.2 shall be promptly paid by KWANG DONG for and on behalf of ADOLOR to the appropriate tax or other governmental authorities and KWANG DONG. shall furnish ADOLOR with copies of the official tax receipts or other appropriate evidence issued by the appropriate tax or other government authorities to enable ADOLOR to support a claim for tax or other credit or refund in respect of any sum so withheld.

ARTICLE VIII        TECHNICAL ASSISTANCE
                    --------------------

Section 8.1.   Overview.
               --------

     ADOLOR shall give KWANG DONG, at KWANG DONG's request, such advice and assistance as ADOLOR shall be aware of for the manufacture or use of the Licensed Product.

Section 8.2.   Additional Work.
               ---------------

     During the term of this Agreement, ADOLOR shall endeavor from time to time inform KWANG DONG of new information which may be useful to KWANG DONG in the formulation, use and sale of Licensed Product.

ARTICLE IX          PRODUCT LIABILITY
                    -----------------

Section 9.1.   Product Liability.
               -----------------

(a) KWANG DONG shall indemnify and hold ADOLOR harmless against all claims, losses, expenses and damages awarded by a court of competent jurisdiction and reimburse ADOLOR for all reasonable legal fees and costs incurred by ADOLOR in defense of such claims, arising from the manufacture, use or sale of Licensed Product by KWANG DONG. ADOLOR shall have no liability or responsibility for the manufacture, product specifications or end-uses of Licensed Product.

(b) ADOLOR shall give KWANG DONG prompt written notice of any. claim against ADOLOR for which ADOLOR may or does seek indemnification under this Section, and KWANG DONG shall be solely responsible for the defense and financial settlement of such claim.

(c) ADOLOR shall use its commercial best efforts to cause any supplier of Licensed Product to KWANG DONG arranged by ADOLOR to make KWANG DONG the beneficiary of any warranty or indemnity provided by such supplier in connection with the manufacture of the Licensed Product being so supplied (or, in lieu thereof, to pass through without additional liability on the part of ADOLOR any benefit of any such warranty or indemnity actually received by ADOLOR from such supplier).

ARTICLE X           CONFIDENTIALITY
                    ---------------

Section 10.1.  Nondisclosure and Non-use.
               -------------------------

     KWANG DONG and ADOLOR shall each retain in confidence information obtained from the other under this Agreement and shall not disclose such information to any third parties except as provided for in Section 10.2 of this Article. Any confidential information disclosed under any other agreement entered into between the two parties shall be deemed to have been disclosed under the provisions of this Article X and shall be governed by the terms of this Article X.

Section 10.2.  Exceptions.
               ----------

(a) The obligations of nondisclosure and nonuse of this Article X shall not apply to information which:

     (i) is known to either party as evidence by written records maintained by the receiving party, or to the public, prior to its disclosure under this Agreement;

     (ii) is hereafter lawfully disclosed to the receiving party by a third party not under an obligation of confidence to the other party; or

     (iii) subsequently becomes known to the public by some means other than a breach of this Agreement.

(b) ADOLOR and KWANG DONG shall each retain in confidence information obtained from the other under this Agreement and shall not disclose such information to any third party except:

     (i) consultants who are obligated to maintain in confidence pursuant to written agreements which incorporate by reference the terms of this Article;

     (ii) as necessary to obtain approval from a governmental agency in order to market the product;

     (iii) as reasonably may be required in a patent application covering subject matter which is encompassed within this Agreement; or

     (iv) as otherwise may be required by law, regulation or judicial order, and shall not use such information for any purposes other than those contemplated by this Agreement. Each party shall take all reasonable precautions to safeguard the confidentiality of the information.

Section 10.3.  Purpose of Article.
               ------------------

     Each party acknowledges that the restrictions contained in this Article X are necessary and reasonable to protect the legitimate interests of the other party and. a violation of this Article may result in irreparable harm to the injured party.


Section 10.4.  Term.
               ----

     The provisions of this Article X shall survive the expiration or termination of this Agreement and continue for twelve (12) years thereafter.

ARTICLE XI          INVENTIONS AND PATENTS
                    ----------------------

Section 11.1.  Results and Data.
               ----------------

     The data and test results of research and development conducted as a result of this Agreement are confidential, proprietary and of great value to the parties. The data and test results are subject to the terms of Article X of this Agreement which are not inconsistent with this Section 11.1. KWANG DONG shall not use or disclose the data or test results for any purpose other than in accordance with the terms of this Agreement. The data and test results shall be deemed to embody Technology. The data and test results shall be owned solely by ADOLOR, and ADOLOR shall be free to use the data and test results for any purpose, including but not limited to disclosure to a third party.

Section 11.2.  Ownership and Patent Applications.
               ---------------------------------

(a) All inventions, and resulting patent applications and patents, directed to or relating to ADL-2- 1294, its composition, formulation, manufacture or use, shall be owned solely by ADOLOR.

(b) All other inventions, other than those of Section 11.2(a), shall belong to the party making the invention. All resulting patent applications and patents shall belong to the party owning the claimed inventions. For jointly made other inventions, ADOLOR and KWANG DONG shall have joint rights to such intellectual property and any resulting patents shall be jointly owned. KWANG DONG's improvements shall be cross-licensed to ADOLOR. Any right for one party to sublicense shall require the prior written approval of the other party.

(c) Neither ADOLOR nor KWANG DONG shall have any right with respect to the others Technology, including Know-How and patents, which are not otherwise specifically provided for in this Agreement.

(d) The parties shall agree on a plan to cause Licensed Patent to be marked on some conspicuous part of a durable label firmly attached to the Licensed Product or to the package for the Licensed Product made or sold under this Agreement, in a manner which is easily seen and read and not easily defaceable, either:

     (i) if a patent shall have been granted, the patent number applicable to such Licensed Patent; or

     (ii) if a patent shall not have been granted, words indicating that letters patent have been applied for, if applicable.

Section 11. 3. Infringement of Third Party's Patent.
               ------------------------------------

(a) Each party shall notify the other party promptly if, to its knowledge, a third party:

     (i) shall have obtained a patent which discloses or claims the same as a Licensed Patent in any country; or

     (ii) is manufacturing a product based on either a Licensed Patent or the same as claimed by a Licensed Patent.

(b) ADOLOR and KWANG DONG shall notify each, other promptly of any claim of, or action for, infringement of any patents belonging to third parties which shall have been threatened, or shall have been brought against either party by reason of the manufacture, use or sale of the Licensed Product.

(c) In the event that an action for infringement with regard to the Licensed Product shall have been brought, KWANG DONG shall defend such actions at its own expense in the Territory. Any action which names ADOLOR shall be subject to the indemnification provisions of Section 9 (Product Liability).

(d) Notwithstanding anything to the contrary in this Agreement, KWANG DONG shall not interpose a Licensed Patent as a counterclaim in any legal proceeding with a third party.

(e) ADOLOR shall consult and cooperate with KWANG DONG and provide such other nonmonetary assistance as may reasonably be requested.

Section 11.4.  Third-Party Infringement.
               ------------------------

(a) If either ADOLOR or KWANG DONG learns of an infringement or threatened infringement of a Licensed Patent, such party shall notify the other party promptly.

(b) The parties shall promptly meet to decide on the course of action to take. ADOLOR may, at its own expense, take steps to prevent or terminate such infringement, and KWANG DONG may join in such steps at its own expense. If ADOLOR chooses to bring an action at its own expense, KWANG DONG may join in such action at its own expense.

(c) ADOLOR shall retain for itself all recovery from any action commenced to prevent or terminate the infringement, unless KWANG DONG shall have joined in the action at its own expense as set forth below. KWANG DONG agrees to cooperate with ADOLOR and provide such nonmonetary assistance as ADOLOR may reasonably request in connection with such action. KWANG DONG may join ADOLOR in any such action to prevent or terminate the infringement in which case any recoveries shall be divided between ADOLOR and KWANG DONG after deduction of litigation expenses in proportion to the financial contributions each party makes to the total cost of the action.

(d) Should ADOLOR not pursue action to prevent or terminate an alleged infringement per Section 11.4(b), KWANG DONG may then, at its sole expense, pursue action to prevent or terminate the infringement, and retain any recoveries which it shall obtain for such infringement. ADOLOR agrees to cooperate with KWANG DONG and provide such nonmonetary assistance as KWANG DONG may reasonably request in connection with any such action.

Section 11.5.  Patent Costs.
               ------------

     KWANG DONG acknowledges that the Licensed Patents are the property of ADOLOR and KWANG DONG shall not challenge or contest ADOLOR's intellectual property rights including that of Licensed Patents. ADOLOR shall control the patent prosecution procedure and be responsible for the costs incurred in doing so.

Section 11.6.  ADOLOR's Work.
               -------------

     The results of all work undertaken by ADOLOR in the development and commercialization of the Licensed Product shall be sole property of ADOLOR and KWANG DONG shall have no right, title or interest thereto except as provided under this Agreement.

Section 11.7.  Accuracy and Ownership of Information Disclosed.
               -----------------------------------------------

     Information disclosed by each party to the other shall be accurate to the best of the disclosing party's knowledge, but neither party expressly or implicitly warrants as to the accuracy of such information. Neither party represents that the use of the information disclosed to the other party pursuant to this Agreement, or the manufacture, sale, or use of Licensed Products does not infringe upon the rights of a third party. All information furnished by a party pursuant to this Agreement shall remain the sole and exclusive property of the disclosing party. Either party may refuse to disclose and defer disclosure of information to the other party to the extent such information is either unnecessary for the purposes of this Agreement or not subject to disclosure under this Agreement.-

ARTICLE XII - EXPIRATION AND TERMINATION
              --------------------------

Section 12.1.  Expiration of Patent.
               --------------------

(a) Unless terminated earlier under other provisions of this Agreement, this Agreement will expire upon the expiration of the last obligation to pay royalties under Section 7.2.

(b) In the event a product containing the same pharmaceutically active substance and formulation for the treatment of the same therapeutic indication as Licensed Product is approved for sale and is actively sold in commercial quantities in the Territory, ADOLOR and KWANG DONG shall meet and discuss the impact of such "approved me too product" on the royalty due to ADOLOR.

Section 12.2.  Termination without Cause.
               -------------------------

     KWANG DONG shall be free to terminate this AGREEMENT at any time prior to commercial launch of Licensed Product upon ninety (90) days prior written notice, and at any time after commercial launch of Licensed Product, upon one (1) year's prior written notice. Any monies owed to ADOLOR prior to the termination shall be promptly paid to ADOLOR upon the effective date of termination.

Section 12.3.  Material Defaults.
               -----------------

(a) Either party may terminate this Agreement upon sixty (60) days' prior written notice in the event of the other party's breach of any other material provision of this Agreement, if such default or breach is not remedied within thirty (30) days from the date of such notice.

(b)  A material default includes, but is not limited to:

     (i) sale or export by KWANG DONG of Formulation or Licensed Product outside the Territory;

     (ii) sale by KWANG DONG of Formulation or Licensed Product to a third party who sells or exports the formulation or Licensed Product outside the Territory;

     (iii)  failure to make any payments or reports due under this Agreement;

     (iv) sublicensing by KWANG DONG of the license under this Agreement except as provided under Section 2.1 (d); or

     (v) failure by KWANG DONG to use its best efforts to pursue regulatory approval of Licensed Product; or

     (vi) failure by KWANG DONG to use its best effort to maximize sales of Licensed Product in the Territory following regulatory approval.

(c) Any failure to terminate shall not be construed as a waiver by the aggrieved party of its rights to terminate for future defaults or breaches.

Section 12.4.  Bankruptcy.
               ----------

     If, during the term of this Agreement, KWANG DONG makes an assignment for the benefit of creditors, or shall go into liquidation, or a receiver or trustee shall be appointed for its property, or if proceedings for voluntary bankruptcy are instituted or KWANG DONG is declared bankrupt or insolvent, by a court of competent jurisdiction, ADOLOR may terminate this Agreement immediately upon delivery of written notice to KWANG DONG.

Section 12.5.  Surviving Rights.
               ----------------

     The provisions of Sections 7.5, 12.6, 13.2 and Articles IX, X, and XI of this Agreement shall survive the expiration or termination of this Agreement.

Section 12.6.  Effects of Termination.
               ----------------------

(a) Upon termination of this Agreement, each party shall, upon request, return all books, records, documents and data which was received from the other party pursuant to this Agreement, provided that this provision shall not be applied in case this Agreement is terminated by either party pursuant to
     Section 12.3 and 12.4.

(b) Termination of this Agreement by either party shall not prejudice the right of ADOLOR to recover any royalty or other payments due at the time of termination and shall not prejudice any cause of claim of action of either party accruing under this Agreement.

(c) Upon termination of this Agreement ADOLOR shall be free to enter into agreements with third parties for the use of ADOLOR's technical information to develop, make, use, or sell products containing ADL 2-1294 in the Territory subject to the terms of Article X of this Agreement.

ARTICLE XIII        MISCELLANEOUS PROVISIONS
                    ------------------------

Section 13.1.  Entire Understanding.
               --------------------

     This Agreement sets forth the entire understanding between ADOLOR and KWANG DONG pertaining to its subject matter and supersedes and replaces all prior oral or written agreements between ADOLOR and KWANG DONG pertaining to such subject matter, including but not limited to, the Letter of Intent of May 22, 1997.

Section 13.2.  Amendments.
               ----------

     This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both parties.

Section 13.3.  Assignment.
               ----------

     KWANG DONG shall not assign this Agreement. ADOLOR shall be free to assign this Agreement following prior written notice to KWANG DONG in connection with the sale or transfer of ADOLOR's business, or the sale or merger of ADOLOR and this Agreement shall survive in the event of such change.

Section 13.4.  Waiver.
               ------

     No provision of this Agreement shall be waived by any act, omission, or knowledge of a party or its agents or employees, except by an instrument in writing expressly waiving such provision and signed by the waiving party.

Section 13.5.  Governing Law.
               -------------

     This Agreement shall be governed by and interpreted under the laws of the State of Pennsylvania, without regard to conflicts of law. Venue shall be in Philadelphia, Pennsylvania.

Section 13.6.  Restriction of Distribution of this Agreement.
               ---------------------------------------------

     This Agreement shall not be distributed to persons other than those personnel of ADOLOR and KWANG DONG and ADOLOR's affiliates and sublicensees who have a need to know its contents and those whose knowledge of the contents will facilitate the performance of the obligations of the parties under this Agreement, and others as may be required by law, regulation or judicial order.

Section 13.7.  Consents not Unreasonably Withheld or Delayed.
               ---------------------------------------------

     Whenever provision is made in this Agreement for either party to secure the consent or approval of the other, such consent or approval shall not be unreasonably withheld or delayed.

Section 13.8.  Construction.
               ------------

     The captions appearing in this Agreement are for reference purposes only and shall not be considered for the purposes of interpreting or construing this Agreement. The plural shall be substituted for singular numbers in any place in which the context may require such substitution.

Section 13.9.  Invalidity of Particular Provisions.
               -----------------------------------

     If any provision of this Agreement is invalid or unenforceable by reason of any rule or law, administrative order or judicial decision, all other provisions of this Agreement shall remain in full force and effect. The parties shall reform such provisions to most closely reach the desired end of the provision while overcoming the invalidity or unenforceability.

Section 13.10. Currency.
               --------

     All amounts preceded by a dollar sign shall mean United States dollars unless otherwise stated. All amounts in Won shall be in Republic of South Korea currency.

Section 13.11. Publicity.
               ---------

     Subject to Article X, either party shall be free to publicize the existence and purpose of this Agreement; However, each party shall provide a copy of proposed press releases related to matters pursuant to this Agreement to the other party for comment prior to the issuance of such press release.

Section 13.12. Notices.
               -------

     Any notice or report required or permitted hereunder shall be given in writing by personal delivery or by registered or certified mail, return receipt requested, postage prepaid, and, if sent by mail, shall be effective upon delivery to the following addresses:

     ADOLOR CORPORATION

     371 Phoenixville Pike
     Malvern PA 19355
     Attention:  President

     KWANG DONG PHARMACEUTICAL COMPANY, LTD.

     212-13, Kuro-Dong
     Kuro-ku
     Seoul, South Korea
     Attention: President

     or such address as a party may designate by prior written notice to the other party.

Section 13.13. Wire Transfer

     All payments to ADOLOR shall be made by wire transfer in immediately good and transferable funds. ADOLOR shall provide KWANG DONG with standing wire transfer instructions.

Section 13.14. Language

     This Agreement is executed in two original English counterparts, each of which shall be deemed an original. The English text of the Agreement shall prevail over any translation thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their duly authorized representative.

ATTEST:                         ADOLOR CORPORATION


Name: /s/ Peter J. Schied       By: /s/ John J. Farrar
     ----------------------        ---------------------------------------------

                                Title: President and Chief Executive Officer
                                      ------------------------------------------

                                Date: November 5, 1997
                                     -------------------------------------------



ATTEST:                         KWANG DONG PHARMACEUTICAL
                                    COMPANY, LTD.

Name: /s/ illegible             By: /s/ Soo Boo Choi
     ----------------------        ---------------------------------------------

                                Title:

                                Date: November 5
                                     -------------------------------------------